UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) July 24, 2014

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-23137	91-1628146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1501 First Avenue South, Suite 600
Seattle, Washington 98134
(Address of principal executive offices) (Zip code)
(206) 674-2700
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 24, 2014, the Board of Directors of RealNetworks, Inc. established the date of the company’s 2014 annual meeting of shareholders. The annual meeting will be held on Wednesday, September 17, 2014. Any shareholders who wish to have a proposal considered for inclusion in RealNetworks’ proxy materials for presentation at the 2014 annual meeting of stockholders must ensure that their proposal is received by RealNetworks no later than August 1, 2014 at its principal executive offices at 1501 First Avenue South, Suite 600, Seattle, Washington 98134, Attention: Corporate Secretary. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Shareholders who intend to present a proposal at the 2014 annual meeting of shareholders without inclusion of the proposal in RealNetworks’ proxy materials must provide notice of such proposal to RealNetworks at its principal executive offices, such notice to be received no later than August 1, 2014. In order to comply with Securities and Exchange Commission rules, RealNetworks intends to commence the printing of its proxy materials the week following the August 1 deadline for receipt of shareholder proposals. RealNetworks reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.

By:	/s/ Michael Parham
Michael Parham
Senior Vice President, General Counsel and Secretary
Dated: July 24, 2014